EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                     RULE 15d-14(b) and 18 U.S.C. Sec.1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ProCoreGroup, Inc.(the "Company") on Form 10-KSB for the period ended December 31. 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Bashiruddin Usama, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


February 27, 2004


/s/  Dr. Bashiruddin Usama
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Dr. Bashiruddin Usama
Principal Executive Officer
Principal Financial Officer



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